Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, April 23, 2008

Tompkins Financial Corporation first quarter earnings up 29.9%
ITHACA, NY – Tompkins Financial Corporation (TMP–American Stock Exchange)

Tompkins Financial Corporation reported diluted earnings per share of $0.77 for the first quarter of 2008, an increase of 32.8% from the $0.58 per share reported in the first quarter of 2007. Net income was $7.5 million for the first quarter of 2008, up 29.9% over net income of $5.8 million reported in the first quarter of 2007.

Stephen S. Romaine, President and CEO stated, “We are extremely pleased to report such strong results to start the year, in what has been a very challenging economic environment. Compared to the same period in 2007, the first quarter of 2008 reflected solid growth in both net interest income and noninterest income. At the same time, in contrast to many larger financial institutions, asset quality remains strong with nonperforming asset ratios nearly unchanged from the prior year. These results provide reassurance that our strategy, which includes a focus on reasonable growth, maintenance of high standards for credit quality, and diversified revenue streams is proving successful.”

First quarter results for 2008 benefited from the proceeds received from the Company’s allocation of the Visa, Inc. initial public offering (the Visa IPO). First quarter 2008 results include $1.6 million of pre-tax other income related to the Visa IPO, consisting of a $1.2 million gain on the mandatory partial redemption of Visa stock and a $0.4 million partial reversal of an accrual for indemnification charges established in the fourth quarter of 2007. Diluted earnings per share for the first quarter would have still shown a 15.5% increase over 2007, if results were adjusted for the revenue related to the Visa IPO. See Summary Financial Data for a reconciliation of the amounts.

The Company’s largest revenue source, net interest income, benefited from both improved margins and growth in earning assets. Net interest income of $19.8 million in the first quarter was up 12.9% over the same period in 2007. The net interest margin improved to 3.68% in the first quarter of 2008, compared to 3.55% in the first quarter of 2007. Average earnings assets were $2.2 billion in the first quarter of 2008; reflecting a 7.6% increase over the same period in 2007.

Total assets were $2.5 billion at March 31, 2008, up 7.5% from March 31, 2007. Asset growth over the past twelve months included $115.6 million in total loans and leases, and $61.9 million in total securities. Total deposits at March 31, 2008, were $1.8 billion, an increase of $31.2 million from March 31, 2007. Core deposits (total deposits less time deposits of $100,000 or more, brokered deposits and municipal money market deposits) increased by 6.3% or $80.9 million from the prior year and represented approximately 74.7% of total deposits at March 31, 2008. Growth in core deposits was partially offset by anticipated declines in large time deposits.

Mr. Romaine added, “We are extremely pleased to have maintained our strong asset quality in an economic environment where many banks have seen significant deterioration.” Nonperforming assets at March 31, 2008, represented 0.38% of total assets, relatively unchanged from 0.34% twelve months earlier. For comparison purposes, the Federal Reserve Board peer group for Tompkins Financial reported nonperforming assets of 0.95% of total assets as of December 31, 2007, the most recent period for which peer data is available. For the three months ended March 31, 2008, net charge-offs represented 0.13% of average loans and leases, compared to 0.08% for the same period in 2007. Provision for loan and lease loss expense for the first quarter of 2008 was $625,000, up from $471,000 for the first quarter of 2007, reflecting growth in the loan portfolio.

Noninterest income for the first quarter of 2008 was $12.5 million, up 19.8% from the same period in 2007. First quarter 2008 noninterest income includes $1.6 million in pre-tax gains related to the previously mentioned Visa IPO and $553,000 of net losses, reflecting mark-to-market adjustments on securities and borrowings held at fair value. Key fee income categories showed growth over the same quarter last year with investment services income up 5.7%; insurance revenues up 2.7%; and service charges on deposit accounts up 31.5%.

Noninterest expenses for the first quarter of 2008 were $20.4 million, an increase of 6.7% over the same period prior year. The increase in the first quarter was primarily in compensation and benefits related expenses, reflecting annual merit increases, and stock-based and other incentive compensation expense.

Mr. Romaine added, “We are very encouraged by the recent trends in our performance and look forward to the opportunities presented by our pending acquisition of Sleepy Hollow Bancorp in Westchester County, New York. We recently received regulatory approval for the transaction and expect to close in the second quarter of 2008.”

Tompkins Financial Corporation operates 39 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent Company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risk, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)
ASSETS	As of 03/31/2008	As of 12/31/2007

Cash and noninterest bearing balances due from banks	$54,034	$46,705
Interest bearing balances due from banks	3,592	3,154
Federal funds sold	0	0
Trading securities, at fair value	47,691	60,135
Available-for-sale securities, at fair value	715,689	639,148
Held-to-maturity securities, fair value of $49,684 at March 31, 2008, and $50,297 at December 31, 2007	48,247	49,593
Loans and leases, net of unearned income and deferred costs and fees	1,455,570	1,440,122
Less: Allowance for loan/lease losses	14,781	14,607

Net Loans and Leases	1,440,789	1,425,515

Bank premises and equipment, net	44,654	44,811
Corporate owned life insurance	30,160	29,821
Goodwill	22,973	22,894
Other intangible assets	3,323	3,497
Accrued interest and other assets	39,261	34,186

Total Assets	$2,450,413	$2,359,459

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES AND SHAREHOLDERS’ EQUITY
Deposits:
Interest bearing:
Checking, savings and money market	$864,137	$741,836
Time	600,001	585,142
Noninterest bearing	376,816	393,848

Total Deposits	1,840,954	1,720,826

Federal funds purchased and securities sold under agreements to repurchase, fair value of $15,986 at March 31, 2008 and $15,553 at December 31, 2007.	210,079	195,447
Other borrowings, fair value of $11,210 at March 31, 2008 and $10,795 at December 31, 2007.	156,439	210,862
Other liabilities	31,768	33,677

Total Liabilities	$2,239,240	$2,160,812

Minority interest in consolidated subsidiaries	1,485	1,452

Shareholders’ equity:
Common stock - par value $.10 per share: Authorized 15,000,000 shares; Issued: 9,662,340 at March 31, 2008; and 9,615,430 at December 31, 2007.	966	962
Additional paid-in capital	149,835	147,657
Retained earnings	61,120	57,255
Accumulated other comprehensive loss	(330)	(6,900)

Treasury stock, at cost, 72,421 shares at March 31, 2008, and 70,896 shares at December 31, 2007.	(1,903)	(1,779)

Total Shareholders’ Equity	$209,688	$197,195

Total Liabilities, Minority Interest in Consolidated Subsidiaries
And Shareholders’ Equity	$2,450,413	$2,359,459

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

(in thousands except per share data)	Three months ended
	03/31/2008	03/31/2007

INTEREST AND DIVIDEND INCOME
Loans	$24,413	$23,399
Balances due from banks	77	96
Federal funds sold	20	96
Available-for-sale securities	8,081	7,243
Trading securities	626	569
Held-to-maturity securities	474	536

Total Interest and Dividend Income	33,691	31,939

INTEREST EXPENSE
Deposits:
Time certificates of deposits of $100,000 or more	2,795	4,419
Other deposits	7,161	7,426
Federal funds purchased and securities sold under agreements to repurchase	2,037	1,963
Other borrowings	1,865	568

Total Interest Expense	13,858	14,376

Net Interest Income	19,833	17,563

Less: Provision for loan/lease losses	625	471

Net Interest Income After Provision for Loan/Lease Losses	19,208	17,092

NONINTEREST INCOME
Investment services income	3,669	3,471
Insurance commissions and fees	2,790	2,716
Service charges on deposit accounts	2,525	1,920
Card services income	802	798
Other service charges	621	657
Mark-to-market gain on trading securities	295	452
Mark-to-market loss on liabilities held at fair value	(848)	0
Increase in cash surrender value of corporate owned life insurance	337	272
(Losses) gains on sales of loans	(3)	55
Other income	2,081	81
Net realized gain on available-for-sale securities	247	23

Total Noninterest Income	12,516	10,445

NONINTEREST EXPENSES
Salary and wages	9,369	8,802
Pension and other employee benefits	2,695	2,503
Net occupancy expense of bank premises	1,621	1,504
Furniture and fixture expense	924	947
Marketing expense	562	635
Professional fees	629	650
Software licenses and maintenance	609	500
Cardholder expense	294	235
Amortization of intangible assets	148	181
Other operating expense	3,530	3,140

Total Noninterest Expenses	20,381	19,097

Income Before Income Tax Expense and Minority
Interest in Consolidated Subsidiaries	11,343	8,440

Minority interest in consolidated subsidiaries	33	33
Income Tax Expense	3,802	2,626

Net Income	$7,508	$5,781

Basic Earnings Per Share	$0.78	$0.59
Diluted Earnings Per Share	$0.77	$0.58

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended

	Mar-08	Dec-07	Sept-07	June-07	Mar-07	Dec-07

Period End Balance Sheet

Securities	$811,627	$748,876	$751,242	$714,760	$749,764	$748,876
Loans and leases, net of unearned income and deferred costs and fees	1,455,570	1,440,122	1,383,928	1,361,415	1,339,995	1,440,122
Allowance for loan/lease losses	14,781	14,607	14,410	14,357	14,523	14,607
Total assets	2,450,413	2,359,459	2,316,862	2,261,057	2,280,163	2,359,459

Total deposits	1,840,954	1,720,826	1,725,728	1,698,143	1,809,744	1,720,826
Federal funds purchased and securities sold under agreements to repurchase	210,079	195,447	196,085	188,939	199,665	195,447
Other borrowings	156,439	210,862	148,213	156,214	46,311	210,862
Shareholders’ Equity	209,688	197,195	189,808	185,049	191,111	197,195

Average Balance Sheet

Average earning assets	$2,233,023	$2,154,891	$2,097,965	$2,092,773	$2,075,905	$2,105,581
Average assets	2,405,040	2,318,558	2,259,801	2,251,474	2,234,524	2,266,224
Average interest-bearing liabilities	1,796,953	1,717,843	1,674,654	1,681,831	1,671,532	1,686,559
Average equity	202,195	191,221	185,384	188,399	189,252	188,482

Share data

Weighted average shares outstanding (basic)	9,602,478	9,560,649	9,627,356	9,756,118	9,846,679	9,696,724
Weighted average shares outstanding (diluted)	9,696,550	9,657,751	9,699,091	9,823,184	9,947,815	9,781,789
Period-end shares outstanding	9,629,693	9,582,783	9,580,034	9,673,858	9,809,753	9,582,783
Book value per share	$21.78	$20.58	$19.81	$19.13	$19.48	$20.58

Income Statement

Net interest income	$19,833	$19,473	$18,503	$18,490	$17,563	$74,029
Provision for loan/lease losses	625	479	387	192	471	1,529
Noninterest income	12,516	11,221	11,584	10,799	10,445	44,049
Noninterest expense	20,381	19,588	19,699	19,672	19,097	78,056
Minority interest in consolidated subsidiaries	33	32	33	33	33	131
Income tax expense	3,802	3,171	3,163	3,031	2,626	11,991
Net income	7,508	7,424	6,805	6,361	5,781	26,371
Basic earnings per share	$0.78	$0.78	$0.71	$0.65	$0.59	$2.72
Diluted earnings per share	$0.77	$0.77	$0.70	$0.65	$0.58	$2.70

Asset Quality

Net charge-offs	$451	$282	$334	$358	$276	$1,250
Nonaccrual loans and leases	9,008	8,890	7,869	8,474	7,358	8,890
Loans and leases 90 days past due and accruing	53	312	370	2	10	312
Troubled debt restructurings not included above	139	145	150	0	0	145
Total nonperforming loans and leases	9,200	9,347	8,239	8,476	7,368	9,347
OREO	5	5	345	362	345	5
Nonperforming assets	9,205	9,352	8,584	8,838	7,713	9,352

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

	Quarter-Ended					Year-Ended

	Mar-08	Dec-07	Sept-07	June-07	Mar-07	Dec-07

Credit Quality

Net loan and lease losses/ average loans and leases *	0.13%	0.08%	0.10%	0.11%	0.08%	0.09%
Nonperforming loans and leases/loans and leases	0.63%	0.65%	0.60%	0.62%	0.55%	0.65%
Nonperforming assets/assets	0.38%	0.40%	0.37%	0.39%	0.34%	0.40%
Allowance/nonperforming loans and leases	160.67%	156.27%	174.90%	169.38%	197.11%	156.27%
Allowance/loans and leases	1.02%	1.01%	1.04%	1.05%	1.08%	1.01%

Capital Adequacy (period-end)

Tier I capital / average assets	7.9%	7.9%	7.9%	7.9%	8.1%	7.9%
Total capital / risk-weighted assets	12.4%	12.2%	12.4%	12.6%	12.8%	12.2%

Profitability
Return on average assets *	1.26%	1.27%	1.19%	1.13%	1.05%	1.16%
Return on average equity *	14.93%	15.40%	14.56%	13.54%	12.39%	13.99%
Net interest margin (TE) *	3.68%	3.70%	3.61%	3.66%	3.55%	3.63%

* Quarterly ratios have been annualized

	Quarter-ended					Year-Ended

Non-GAAP Disclosure	Mar-08	Dec-07	Sept-07	June-07	Mar-07	Dec-07

Reported net income	7,508	7,424	6,805	6,361	5,781	26,371
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	(983)
Reorganization related charges (after-tax)			712			712
Accrual for VISA settlements (after-tax)		517				517
Subtotal adjustments	(983)	517	712	0	0	1,229
Adjusted net income	6,525	7,941	7,517	6,361	5,781	27,600
Weighted average shares outstanding (diluted)	9,696,550	9,657,751	9,699,091	9,823,184	9,947,815	9,781,789
Adjusted diluted earnings per share	.67	.82	.78	.65	.58	2.82